UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2024

HCW Biologics Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40591	82-5024477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 N. Commerce Parkway
Miramar, Florida		33025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 954 842-2024

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	HCWB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 4.01 Changes in Registrant’s Certifying Accountant.

On September 19, 2024, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of HCW Biologics Inc. (the “Company”) dismissed Grant Thornton LLP (“Grant Thornton”) as the Company’s auditing firm, effective immediately. This decision was not related to any disagreements with Grant Thornton on any matter of accounting principles, financial statements disclosures, auditing scope or auditing procedure.

The reports of Grant Thornton on the financial statements of the Company as of and for the fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or disclaimer of an opinion and were not qualified or modified as to uncertainty, audit scope or audit principles, except that there was an explanatory paragraph describing conditions that raised substantial doubt about the Company’s ability to continue as a going concern as of December 31, 2023.

During the fiscal years ended December 31, 2022 and 2023 and the subsequent interim period through September 19, 2024, a period during which Grant Thornton was engaged as the Company’s auditing firm (the “Engagement Period”), there were no disagreements, within the meaning of Item 304(a)(1)(iv) of Regulation S-K, between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, any of which, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make a reference thereto in their reports.

For the Engagement Period, there were no “reportable events” (as described in Item 304(a)(1)(v)(A) of Regulation S-K), except as follows:

•
As reported in the Company’s Form 8-K filed on May 1, 2024 with the SEC, the Company was a victim of a criminal scheme involving the impersonation of an investor who defaulted on its legally binding commitment to purchase $8.0 million of secured notes from the Company (the “Default”). Further, the scheme resulted in the misdirection of approximately $1.3 million held in Company accounts to a fraudulent account controlled by a third party, which the Company may not be able to recover.
•
As a result of the foregoing, on May 3, 2024, the Audit Committee and Board concluded, after discussion with the Company’s management, that the financial statements as of and for the year ended December 31, 2023 should be restated and no longer be relied upon. The Company filed a Form 10-K/A on May 15, 2024 (the “Amendment”). The Amendment reflects management’s revised going concern assessment, resulting in the conclusion that there was substantial doubt about the Company’s ability to continue as a going concern. Further, in Item 1, Part 4 of the Amendment, the Company reported material weaknesses over financial reporting related to its going concern assessment and loss of funds due to fraud.

The above reportable events were discussed between the Audit Committee and Grant Thornton. Grant Thornton has been authorized by the Company to respond fully to the inquiries of Crowe LLP (“Crowe”), the successor independent registered public accounting firm engaged by the Company as its auditing firm, concerning reportable events.

The Company provided Grant Thornton with a copy of the disclosures it is making in this Form 8-K and requested that Grant Thornton furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made herein and, if not, stating the respects in which they do not agree. Grant Thornton provided a letter stating that it agrees with the statements made herein. A copy of such letter provided by Grant Thornton, dated September 20, 2024, is filed as Exhibit 16.1 to this Form 8-K.

Crowe’s appointment as the Company’s independent registered accounting firm begins in the quarter ended September 30, 2024, and is effective immediately. During the Company’s two most recent fiscal years ended December 31, 2023 and 2022, and interim periods in the fiscal year ending December 31, 2024, neither the Company nor anyone acting on its behalf consulted with Crowe regarding any matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
16.1	Letter from Grant Thornton dated September 20, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCW Biologics Inc.

Date:	September 20, 2024	By:	/s/ Hing C. Wong
Hing C. Wong, Ph.D., Founder and CEO